Exhibit 99.1

Contacts:

Investors: Dean Schorno Genomic Health 650-569-2281 investors@genomichealth.com

Media:

Emily Faucette

Genomic Health

650-569-2824

media@genomichealth.com

Genomic Health Announces Year-End 2010 Financial Results, Provides 2011 Financial Outlook

Company Profitable for the Year with Net Income of $4.3 Million; Cash Flow Positive by $19.4 Million

Full-Year Revenue Increased 19 Percent Compared with 2009

Company Highlights Plans for Increasing Investment in International Expansion, Prostate Program and Next Generation Sequencing

Conference Call Today at 4:30 p.m. ET

REDWOOD CITY, Calif., February 8, 2011 — Genomic Health, Inc. (Nasdaq: GHDX) today reported financial results and business progress for the quarter ended December 31, 2010.

Total revenue for the year ended December 31, 2010 increased to $178.1 million, compared with $149.5 million in 2009, an increase of 19 percent.  Product revenue was $174.9 million for the year ended December 31, 2010, compared with $146.6 million in 2009.  Contract revenue comprised the balance of total revenue for each of these periods.  Net income was $4.3 million for the year ended December 31, 2010, compared with a net loss of $9.4 million in 2009.  Basic and diluted net income per share applicable to common stockholders was $0.15 and $0.14, respectively, for the year ended December 31, 2010, compared with basic and diluted net loss per share of $0.33 in 2009.

Total revenue for the fourth quarter of 2010 increased to $47.1 million, compared with $39.6 million in the fourth quarter of 2009, an increase of 19 percent.   Product revenue was $46.3 million in the fourth quarter of 2010, compared with $39.1 million for the fourth quarter of 2009.  Net income in the fourth quarter of 2010 was $1.7 million, compared with a net loss of $0.3 million in the fourth quarter of 2009.  Basic and diluted net income per share applicable to common stockholders was $0.06 in the fourth quarter of 2010, compared with basic and diluted net loss per share of $0.01 in the fourth quarter of 2009.

“In 2010, we delivered our first full year of profit and launched our second product franchise with the Oncotype DX® colon cancer test while continuing to invest in our global commercial infrastructure,” said Kim Popovits, President and Chief Executive Officer of Genomic Health.  “In 2011, we plan to continue to make significant investments in the global expansion of both our breast and colon cancer franchises, and in our pipeline, including the acceleration of our prostate cancer program and next generation sequencing.”

Additional Year-End and Fourth Quarter 2010 Financial Results

Total operating expenses for the year ended December 31, 2010 were $174.1 million, including cost of product revenues of $34.6 million, compared with total operating expenses for the comparable period in 2009 of $158.9 million, including cost of product revenues of $32.6 million. Included in operating expenses for the year ended December 31, 2010 were non-cash charges of $17.5 million, including $10.3 million of stock-based compensation expense and $7.2 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2009 of $16.8 million, including $10.2 million of stock-based compensation expense and $6.6 million of depreciation and amortization expenses.

Cash and cash equivalents and short-term investments at December 31, 2010 were $76.8 million, compared with $57.4 million at December 31, 2009, an increase of $19.4 million.

Total operating expenses for the fourth quarter of 2010 were $45.7 million, including cost of product revenues of $8.7 million, compared with total operating expenses for the comparable period in 2009 of $39.9 million, including cost of product revenues of $8.5 million.  Included in operating expenses for the fourth quarter of 2010 were non-cash charges of $4.2 million, including $2.3 million of stock-based compensation expense and $1.9 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2009 of $4.3 million, including $2.6 million of stock-based compensation expense and $1.7 million of depreciation and amortization expenses.

More than 57,270 Oncotype DX test results were delivered for the year ended December 31, 2010, an increase of 17 percent, compared with more than 49,030 test results delivered in 2009.  In the fourth quarter of 2010, more than 15,180 Oncotype DX test results were delivered, an increase of 14 percent, compared with more than 13,340 test results delivered in the same period in 2009.

2011 Financial Guidance

The company is providing the following financial guidance for the full year ending December 31, 2011:

•                  Total revenue of $200 to $210 million

•                  Full-year net income of $3 to $5 million

•                  Oncotype DX test results delivered of 63,000 to 66,000

“In 2011, we expect top-line revenue growth to be primarily driven by the breast cancer franchise as we continue to secure reimbursement for our colon cancer test,” said Dean Schorno, Chief Financial Officer of Genomic Health.  “This year we intend to continue an increased level of investment in our business while targeting full year profitability consistent with 2010 levels.”

Fourth Quarter 2010 Highlights:

Oncotype DX Breast Cancer Commercial Progress

•                  Initiated breast cancer decision impact studies of Oncotype DX with clinical researchers in the United Kingdom and France.

•                  Established a contract for estrogen-receptor positive breast cancer patients with Aviva Health Insurance Ireland Limited, a private payor covering approximately 300,000 lives in Ireland.

•                  Signed contracts for payment with several hospitals in Germany.

•                  Cigna, a large U.S. insurer, extended its coverage to include international members and patients with micrometastases.

•                  Breast Cancer Research Treatment published positive results from a Japanese economic evaluation demonstrating that the inclusion of Oncotype DX in Japan’s social health insurance benefit package for node-negative and node-positive breast cancer patients would be cost effective.

•                  Established first distribution agreement in the Gulf Cooperation Council (GCC) region, in Kuwait.

•                  Launched a Japanese language version of the Oncotype DX breast cancer website.

Oncotype DX Colon Cancer Commercial Progress

•                  Secured reimbursement from Clalit, the largest insurer in Israel covering 65 percent of the population.

•                  Secured reimbursement from select private insurers in the United States including Kaiser Permanente, a plan covering 11 million lives, and Group Health Cooperative, a plan covering 600,000 lives.

Product Pipeline, Peer-Reviewed Publications and Medical Meeting Presentations

•                  Announced acceleration of prostate cancer clinical development program with the goal of launching a test in 2013 based on positive, top-line results of a large gene identification study presented in December at the Society for Urologic Oncology (SUO) annual meeting.

•                  Received acceptance from the American Society of Clinical Oncology (ASCO) to present complete results from prostate cancer gene identification study at its upcoming Genitourinary Cancer Symposium February 17-19, 2011.

•                  Received acceptance to present results of nine international studies at St. Gallen’s upcoming International Breast Cancer Conference March 16-19, 2011 in Switzerland.

•                  Presented results of seven breast cancer studies at the CTRC-AACR 2010 San Antonio Breast Cancer Symposium.

•                  Breast Cancer Research Treatment published positive results from an analysis of the NSABP B-14 and B-20 studies indicating that while Oncotype DX and clinical pathologic information from Adjuvant! Online provide independent prognostic contributions in patients with node-negative estrogen-receptor positive breast cancer, only Oncotype DX consistently predicts chemotherapy benefit across endpoints.

•                  Molecular Cancer Research published results from early research that identified twenty-seven genes impacting the effectiveness of oxaliplatin in colon cancer laboratory cell lines.

•                  The British Journal of Cancer published a study that identified four genes that predict K-RAS wild-type colorectal cancer patient response to cetuximab (ERBITUX®).

•                  BMC Cancer published an analysis of the analytical performance of the Oncotype DX colon cancer test illustrating the high precision and reproducibility that enables the prediction of recurrence in patients with stage II disease.

•                  Results from three colon cancer studies presented at ASCO’s 2011 Gastrointestinal Cancers Symposium.

•                  Presented positive results from biomarker discovery program utilizing next generation sequencing to compare normal and tumor breast tissue at the 2011 Advances in Genome Biology and Technology (AGBT) meeting in Marco Island, FL.

Conference Call Details

To access the live conference call today, February 8, at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada or +1(224) 357-2389 internationally.  Please dial in approximately ten minutes prior to the start of the call.  A telephone replay will be available beginning approximately two hours after the call through February 15, and may be accessed by dialing (800) 642-1687 from the United States and Canada or +1(706) 645-9291internationally.  The replay passcode is 40255560.

To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s web site at http://investor.genomichealth.com/eventdetail.cfm?eventid=91899.  Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary.

About Genomic Health

Genomic Health, Inc. (NASDAQ: GHDX) is a molecular diagnostics company focused on the global development and commercialization of genomic-based clinical laboratory services that analyze the underlying biology of cancer allowing physicians and patients to make individualized treatment decisions.  Its lead product, the Oncotype DX® breast cancer test, has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in early-stage breast cancer.  In addition to this widely adopted test, Genomic Health provides the Oncotype DX colon cancer test, the first multigene expression test developed for the assessment of risk of recurrence in patients with stage II disease.  As of December 31, 2010, more than 10,000 physicians in over 60 countries had ordered more than 190,000 Oncotype DX tests.  Genomic Health has a robust pipeline focused on developing tests to optimize the treatment of prostate and renal cell cancers, as well as additional stages of breast and colon cancers.   The company is based in Redwood City, California with European headquarters in Geneva, Switzerland.  For more information, please visit www.genomichealth.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s 2010 fourth quarter and annual results; the company’s belief’s in its ability to generate profit in 2011 and to operate its business on a cash flow positive basis; the company’s intent to invest in its business and the areas in which it expects to make such investments, including international expansion, its product pipeline and driving reimbursement for and adoption of its colon cancer test; 2011 financial guidance, including expectations regarding the number of test results delivered, revenue, and net income; the company’s intent to invest in its business while targeting full year profitability consistent with 2010 levels; the company’s belief that its 2010 results prove that its business model delivers results; the company’s expectation that growth in top-line revenue will be driven almost exclusively by increasing adoption of its breast cancer test; the company’s ability to accelerate the development of a test for prostate cancer and the potential timing of the launch of a new test for prostate cancer; the success or results of clinical trials and the timing of such activities; the applicability of clinical study results to actual outcomes; and the ability of the company’s tests to impact clinical practice. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: our ability to increase usage of our tests; the risk that we may not obtain or maintain sufficient levels of reimbursement for our existing tests and any future tests we may develop; our success retaining current contracts or levels of reimbursement coverage for our tests; the risks and uncertainties associated with the regulation of our tests by FDA; our ability to compete against third parties; our ability to develop and commercialize new tests; unanticipated costs or delays in research and development efforts; our ability to successfully commercialize our products outside of the US; our ability to obtain capital when needed; our history of operating losses; the results of clinical studies; the applicability of clinical study results to actual outcomes; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. These forward- looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX and Recurrence Score are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

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Genomic Health, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

REVENUES:
Product revenues	$46,317	$39,053	$174,870	$146,581
Contract revenues	799	530	3,231	2,967
Total revenues	47,116	39,583	178,101	149,548

OPERATING EXPENSES:
Cost of product revenues	8,707	8,542	34,634	32,562
Research and development	9,272	8,684	33,225	35,691
Selling and marketing	18,536	15,414	71,405	61,132
General and administrative	9,278	7,246	34,913	29,564
Total operating expenses	45,793	39,886	174,177	158,949

Income (loss) from operations	1,323	(303)	3,924	(9,401)

Interest and other income	58	79	277	670
Interest and other expense	18	11	49	120
			\
Income (loss) before income taxes	1,363	(235)	4,152	(8,851)

Income tax provision (benefit)	(322)	106	(136)	560

Net income (loss)	$1,685	$(341)	$4,288	$(9,411)

Basic net income (loss) per share	$0.06	$(0.01)	$0.15	$(0.33)
Diluted net income (loss) per share	$0.06	$(0.01)	$0.14	$(0.33)

Shares used to compute basic net income (loss) per share	28,910	28,636	28,815	28,563
Shares used to compute diluted net income (loss) per share	29,763	28,636	29,653	28,563

Genomic Health, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$31,183	$9,082
Short-term investments	45,635	48,366
Accounts receivable, net	14,306	11,123
Prepaid expenses and other current assets	6,541	5,677
Total current assets	97,665	74,248

Property and equipment, net	10,345	12,865
Restricted cash	608	500
Other assets	2,243	494
Total assets	$110,861	$88,107

Accounts payable	$3,968	$1,304
Accrued expenses and other current liabilities	16,305	14,940
Deferred revenues	2,821	2,238
Notes payable	—	225
Other liabilities	1,657	891
Stockholders’ equity	86,110	68,509
Total liabilities and stockholders’ equity	$110,861	$88,107

The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2009.